Exhibit 21.1
Subsidiaries of the Registrant
As of December 31, 2024

Name of Subsidiary	Jurisdiction of Organization
Nuveen Global Cities REIT LP, LLC	Delaware
Nuveen Global Cities REIT OP, LP	Delaware
NR Kirkland Crossing LLC	Delaware
NR 844 North LLC	Delaware
NR Denver Industrial Portfolio LLC	Delaware
NR Defoor Hills LLC	Delaware
NR Tacara at Steiner Ranch LLC	Delaware
NR ECF Investor Ltd	Cayman Islands
NR Main Street At Kingwood LLC	Delaware
NR APCF Investor Ltd.	Cayman Islands
NR East Sego Lily LLC	Delaware
Nuveen Global Cities REIT Lending LLC	Delaware
NR 9725 Datapoint Drive LLC	Delaware
NR Globe Street Industrial LLC	Delaware
NR Massachusetts REIT Member LLC	Delaware
NR 1 National Street LLC	Delaware
NR MOB 1335 North Mill Street LLC	Delaware
NR MOB 4600 Bill Gardner Parkway LLC	Delaware
NR San Antonio Industrial Building LLC	Delaware
NR MOB 2945 Wilderness Place Member LLC	Delaware
NRNX MOB 2945 Wilderness Place Venture LLC	Delaware
NR MOB 2945 Wilderness Place LLC	Delaware
NR Pine Forest 18 LLC	Delaware
NR West 11th Street DC LLC	Delaware
NR Pineway Business Center LLC	Delaware
NR Eastport 8 LLC	Delaware
NR Brookhill DC 3 LLC	Delaware
NR MOB 620 Roseville Member LLC	Delaware
NRNX MOB 620 Roseville Venture LLC	Delaware
NR MOB 620 Roseville LLC	Delaware
NR Brookson Flats LP	Delaware
Nuveen Global Cities REIT Subsidiary GP LLC	Delaware
NRNX MOB Bucks Town II Venture LLC	Delaware
NR MOB Bucks Town II LLC	Delaware
NR MOB Bucks Town Member LLC	Delaware
NRNX MOB Bucks Town Venture LLC	Delaware
NR MOB Bucks Town LLC	Delaware
NR Hartwell Village Investor Member LLC	Delaware
NRP Hartwell Village LLC	Delaware
NRP Hartwell Village Owner LLC	Delaware
NR Henderson 215 LLC	Delaware
NR MOB 1429 Highway 6 Member LLC	Delaware
NRNX MOB 1429 Highway 6 Venture LLC	Delaware
NR MOB 1429 Highway 6 LLC	Delaware
NR Perimeters Edge LP	Delaware

NR SN Florida A, LLC	Delaware
NR SN NC A, LLC	Delaware
NR SN Tennessee A, LLC	Delaware
NR SN Georgia A, LLC	Delaware
NR SN Texas A, LLC	Delaware
NR SN Arizona A, LLC	Delaware
Global Cities REIT Holding Company LLC	Delaware
NR Sparrow Realty I, LLC	Delaware
NR Tampa Crenshaw LLC	Delaware
NR Tampa Gateway Lakes LLC	Delaware
NR Tampa Lakeland Interstate LLC	Delaware
NR Train Court LLC	Delaware
NR Mid Cities Parkway LLC	Delaware
NR The Canyons LLC	Delaware
NR Reserve at Stonebridge LLC	Delaware
Union Property Operations NRE IV LLC	Delaware
GCGR Tucson 5 LLC	Delaware
NR Alliance Gateway 62 LLC	Delaware
Global North Bay, LLC	Delaware
Stoneybrook West, LLC	Delaware
NR Alliance Commerce Center LLC	Delaware
Lake Cay Commons, LLC	Delaware
Global Fairway, LLC	Delaware
NR Alliance Gateway 15 LLC	Delaware
NR FLGP Investor Member LLC	Delaware
NR Sparrow Realty Managing Member I, LLC	Delaware
NR GFI FLGP Venture LLC	Delaware
GFI Riverside, LLC	Delaware
NR Alliance Gateway 22 LLC	Delaware
NR Westport Parkway 4 LLC	Delaware
NR 35 South BC LLC	Delaware
NR 610 Junction LLC	Delaware
NR Federal North LLC	Delaware
NR McMullen LLC	Delaware
NR MLK LLC	Delaware
NR MP CP Venture Investor Member LLC	Delaware
NR MP CP Venture LLC	Delaware
NR MP CP Holding Company LLC	Delaware
GC MP Palm Bay LLC	Delaware
GC MP Imperial LLC	Delaware
NR Sullivan ATL Holdco LLC	Delaware
NR Camp Creek I LLC	Delaware
NR Camp Creek II LLC	Delaware
NR Camp Creek III LLC	Delaware
NR Camp Creek IV LLC	Delaware
NR Sullivan TX Holdco LLC	Delaware

NR McKinney POB I LLC	Delaware
NR McKinney POB II LLC	Delaware
NR Tampa Medical LLC	Delaware
NR Wilsonville Logistics Center LLC	Delaware
NR GCREIT Lux HoldCo	Luxembourg
NR GCREIT Master HoldCo S.à.r.l.	Luxembourg
NR GCREIT Denmark ApS	Denmark
NR MP CP TRS LLC	Delaware
Lake Cay Commons, LLC	Delaware
Stoneybrook West, LLC	Delaware
GFI Riverside, LLC	Delaware
Global Fairway, LLC	Delaware
Global North Bay, LLC	Delaware
Søsvinget ApS	Denmark
NR Mountain View Industrial Center LLC	Delaware
NR Short Pump Owner LLC	Delaware
NR DBIC LLC	Delaware